UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 4, 2020

CORELOGIC, INC.

(Exact Name of the Registrant as Specified in Charter)

Delaware	001-13585	95-1068610
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

40 Pacifica	Irvine	California	92618-7471
(Street Address)	(City)	(State)	(Zip Code)

Registrant’s telephone number, including area code (949) 214-1000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading symbol(s)	Name of exchange on which registered
Common Stock, $0.00001 par value	CLGX	New York Stock Exchange
Preferred Stock Purchase Rights	CLGX	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Events.

Company Special Meeting Record Date

On September 4, 2020, CoreLogic, Inc., a Delaware corporation (the “Company”), issued a press release (the “Press Release”) announcing that its Board of Directors (the “Board”) set September 18, 2020 as the record date to determine stockholders entitled to notice of and to vote at the Company’s previously announced special meeting of stockholders to be held on November 17, 2020 for the purpose of considering and voting upon the replacement of up to nine (9) directors of the Company (the “Incumbent Directors”) with nominees identified by Senator Investment Group LP (together with its affiliates, “Senator”) and Cannae Holdings, Inc. (together with its affiliates, “Cannae”) (such nominees, the “S/C Nominees”), as well as certain items of business related to the amendment of the Company’s bylaws proposed by Senator and Cannae (the “Company Special Meeting”).

The full text of the Press Release is attached hereto as Exhibit 99.1.

Senator / Cannae Special Meeting Request

Notwithstanding that on August 9, 2020 the Company had already called the Company Special Meeting, on August 31, 2020, Senator delivered a letter (the “Special Meeting Request Letter”) to the Company requesting that the Board call a special meeting of the Company’s stockholders in order for stockholders to consider and vote upon the replacement of the Incumbent Directors with the S/C Nominees, as well as certain items of business related to the amendment of the Company’s bylaws (the “Requested Special Meeting”).

On September 4, 2020, the Board unanimously determined that the business of the Company Special Meeting includes the business set forth by Senator in the Special Meeting Request Letter, other than a proposal set forth therein which is not a proper subject for stockholder action and a precatory proposal which was not properly made pursuant to the Company’s bylaws. As a result, the Board unanimously determined, in accordance with the Company’s bylaws, not to call the Requested Special Meeting as the business requested by Senator that was properly requested was already included in the business of the Company Special Meeting.

Also on September 4, 2020, the Company sent a letter to Senator advising it of the Board’s determinations with respect to the Special Meeting Request Letter and offering to Senator, even though not properly made by Senator, to call a special meeting solely to consider and vote on Senator’s precatory proposal requesting that the Board appoint the S/C Nominees when stockholders have already voted not to remove the Incumbent Directors or when there are not vacancies on the Board to be filled.

Important Additional Information and Where to Find It

In connection with the Company Special Meeting, the Company will file a proxy statement (the “Special Meeting Proxy Statement”), together with a WHITE proxy card, with the United States Securities and Exchange Commission (the “SEC”). SHAREHOLDERS ARE URGED TO READ THE SPECIAL MEETING PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT THE COMPANY WILL FILE WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.

Shareholders will be able to obtain, free of charge, copies of the Special Meeting Proxy Statement, any amendments or supplements thereto and any other documents (including the WHITE proxy card) when filed by the Company with the SEC in connection with the Company Special Meeting at the SEC’s website (http://www.sec.gov), at the Company’s website (https://investor.corelogic.com), or by contacting Innisfree M&A Incorporated by phone toll-free at (877) 750-9498 (from the U.S. and Canada) or +1 (412) 232-3651 (from other locations), or by mail at Innisfree M&A Incorporated, 501 Madison Avenue, 20th Floor, New York, New York, 10022.

Participants in the Solicitation

The Company, its directors and certain of its executive officers and other employees will be participants in the solicitation of proxies from shareholders in connection with the Company Special Meeting. Additional information regarding the identity of these potential participants, none of whom owns in excess of one percent (1%) of the Company’s shares, and their direct or indirect interests, by security holdings or otherwise, will be set forth in the Special Meeting Proxy Statement and other materials to be filed with the SEC in connection with the Company Special Meeting. Information relating to the foregoing can also be found in the Company’s definitive proxy statement for its 2020 annual meeting of shareholders (the “2020 Proxy Statement”), filed with the SEC on March 19, 2020. To the extent holdings of the Company’s securities by such potential participants (or the identity of such participants) have changed since the information printed in the 2020 Proxy Statement, such information has been or will be reflected on Statements of Change in Ownership on Forms 3 and 4 filed with the SEC. You may obtain free copies of these documents using the sources indicated above.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

No.	Description

99.1	Press Release dated September 4, 2020

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 4, 2020

CORELOGIC, INC.

By:	/s/ Frank D. Martell
Name:	Frank D. Martell
Title:	President and Chief Executive Officer

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